ATLANTIC GULF  COMMUNITIES  CORPORATION  EXHIBIT TO THE MARCH 31, 1997 FORM 10-Q
EXHIBIT 10.2 RESTATED, AMENDED AND CONSOLIDATED TRUST AGREEMENT DATED AS OF DECEMBER 26, 1996, AMENDED AS OF DECEMBER 30, 1996.
---------------------------------------------------


               RESTATED, AMENDED AND CONSOLIDATED TRUST AGREEMENT


         RESTATED, AMENDED AND CONSOLIDATED TRUST AGREEMENT, made and entered into as of this 26th day of December, 1996, by and between the STATE OF FLORIDA, DEPARTMENT OF BUSINESS REGULATION, DIVISION OF FLORIDA LAND SALES, CONDOMINIUMS, AND MOBILE HOMES (the "Division"), ATLANTIC GULF COMMUNITIES CORPORATION ("Atlantic Gulf" or the "Company"), and FIRST UNION NATIONAL BANK OF FLORIDA, as Trustee ("Trustee") (collectively with the Division and the Company, the "Parties").

         WHEREAS, the Restated Second Amended Joint Plan of Reorganization of GDC, dated as of October 9, 1991, as modified on March 9, 1992 (the "Plan"), was confirmed by the U.S. Bankruptcy Court for the Southern District of Florida on March 27, 1992, and became effective on March 31, 1992;

         WHEREAS, pursuant to the Plan, GDC has been renamed Atlantic Gulf Communities Corporation;

         WHEREAS, the Parties previously entered into the Homesite Program Utility Fund Trust Agreement, dated December 8, 1992, the Class 14 Utility Fund Trust Agreement, dated December 8, 1992, the Division Class 14 Utility Fund Trust Agreement, dated April 6, 1993, and the Improvement Fund Trust Agreement, dated April 6, 1993 (collectively, the "Original Trusts") all of which Agreements were entered into pursuant to the Plan;

         WHEREAS, pursuant to the letter agreement by and between Atlantic Gulf and the Division, dated December 24, 1996, Atlantic Gulf and the Division agreed to collapse the Original Trusts into a single, Restated, Amended and Consolidated Trust which consolidates the assets, provisions, and obligations of the Original Trust agreements, except that $120,000 shall be retained in the Improvement Fund Trust, cash account #4072850907, for satisfaction of the obligation set forth within the twelfth preamble of the Improvement Fund Trust Agreement (the "Hendry County Obligation");

         WHEREAS, by execution of this Restated, Amended and Consolidated Trust Agreement, Atlantic Gulf and the Division deem the Original Trusts to be merged and superseded;

         WHEREAS, Atlantic Gulf and the Division entered into the Utility Lot Trust Agreement on December 20, 1996, for the purpose of providing utility satisfied lots to be utilized in the Lot Exchange Program;

         WHEREAS, the Division and Atlantic Gulf desire to appoint and authorize a trustee to establish and administer the Restated, Amended and Consolidated Trust for the purposes set forth below.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained the Parties agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

         Unless the context requires otherwise, all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Plan.

                                   ARTICLE II.

                  RESTATED, AMENDED AND CONSOLIDATED TRUST FUND
                  ---------------------------------------------

         Section 2.1. THE FUND. For all purposes of this Trust Agreement, the Restated, Amended and Consolidated Trust Fund shall consist of the following assets, and Trustee shall accept such assets subject to the terms and conditions hereof:

         (a) all stock and cash transferred from the Division Class 14 Utility Fund Trust;

         (b) all proceeds generated from the sale of stock pursuant to Section 2.3;

         (c) all moneys earned on the investment and reinvestment of the foregoing.

         (d) all stock and cash transferred from the Improvement Fund Trust, excluding the $120,000 retained to meet the Hendry County Obligation.

         Section 2.2. SECURITIES. Trustee shall hold in trust the Stock and all non-cash proceeds received in connection with the Stock (the "Stock Rights" and the "Securities"), including without limitation all stock certificates, options and warrants and similar rights, until such time as the Stock and the Stock Rights are withdrawn from the Restated, Amended and Consolidated Trust pursuant to Section 2.6 or sold pursuant to Section 2.3.

         Section 2.3. SALE OF SECURITIES.
                      ------------------

         (a) Beginning January 1, 1994, and continuing on each three-month anniversary of such date until December 31, 1998 (the "Terminal Date"), the Trustee shall determine how many shares of Stock are in Trust (the "Remaining Stock"); PROVIDED, HOWEVER, that any Stock tendered in accordance with Section 2.3(b) shall not be deemed part of Remaining Stock for so long as such Stock remains subject to tender. Subject to the provisions set forth in subsections
(b) to (e) below, the Trustee shall sell on the fifth (5th) business day in each calendar quarter of such year, or as promptly thereafter as market conditions reasonably permit, an amount of Stock (the "Quarterly Sale Amount") equal to (I) the Remaining Stock, divided by (ii) the number of calendar quarters remaining until the Terminal Date (E.G., in the quarter beginning on January 1, 1994, the Trustee shall sell one-twentieth of the Remaining Stock; in the next quarter, one-nineteenth; etc.). Subject to the provisions set forth in subparagraphs (b) to (e) below, in the event there is any Remaining Stock as of January 1, 1999, the Trustee shall sell all such Remaining Stock during such calendar year. The Trustee shall deposit the proceeds from any such sales in the Division Cash Account.

         (b) The Trustee shall sell more than the Quarterly Sale Amount of Stock for a particular quarter if there is a tender offer for such Stock and the Division has instructed the Trustee in writing to so tender.

         (c) The Trustee shall delay or refrain from selling any Stock scheduled to be sold in a particular quarter as provided in subsection (a) or (b) if (I) the Division has instructed the Trustee to delay or refrain from such sale in writing based upon a determination by the Division that such sale of Stock is not in the interest of maximizing the Division Class 14 Utility Fund as a result of extraordinary market conditions, or (ii) if the Trustee has determined that such sale would violate applicable securities or other laws.

         (d) The Trustee shall sell the Quarterly Sale Amount of Stock as provided in this Section 2.3 in ordinary trading transactions, and shall be entitled to pay a reasonable and customary brokerage commission in connection therewith to the third-party securities broker effecting such transactions.

         (e) Prior to selling any Quarterly Sale Amount and for so long as the Stock is not registered pursuant to Section 5 of the Securities Act of 1933, the Trustee may request an opinion from the Company that such Stock is exempt from registration pursuant to Section 1145 of the Bankruptcy Code.

         (f) If there is a tender offer for the Stock or the Notes and the Division has not instructed Trustee to tender the Trust's Stock or Notes, as the case may be, at least twenty (20) days prior to the deadline for holders to tender, the Company may apply to the Bankruptcy Court for an order requiring the Division to instruct the Trustee to so tender.

         Section 2.4. [reserved]

         Section 2.5. THE DIVISION CASH ACCOUNT. Trustee shall establish a separate trust account (the "Division Cash Account"), and receive and keep in the Division Cash Account (a) all cash deposited with the Trustee pursuant to section 2.1, (b) all net sale proceeds from the sale of Securities deposited with Trustee pursuant to Section 2.3, and (c) all moneys earned on the investment and reinvestment of such amounts (collectively, the "Funds").

         Section 2.6. AUTOMATIC AND ROUTINE CASH AND STOCK WITHDRAWAL.

         (a) At such time as the number of non-utility satisfied lots owned by parties eligible for the Lot Exchange Program (the "Eligible Lots") is less than or equal to the number of utility satisfied lots held in the Utility Lot Trust, all assets of the Restated, Amended and Consolidated Trust shall be disbursed to Atlantic Gulf and this trust shall terminate. As a condition precedent to said disbursement and termination, Atlantic Gulf shall provide a certification to the Division, based upon an independent analysis conducted by Milian, Swain & Associates, Inc., that the number of lots in the Utility Lot Trust equals or exceeds the number of Eligible Lots.

         (b) At any time, but only with the consent of the Division, Atlantic Gulf may direct the Trustee to disburse cash or stock to Atlantic Gulf.

         (c) Atlantic Gulf may withdraw funds from the Division Cash Account from time to time upon certification of the responsible officer of the Company to the Trustee that the Company will use the funds to purchase lots to replenish the Utiltity Lot Trust.

         Section 2.7. ACCOUNTING.
                      ----------

         (a) Trustee shall account separately for the Stock in the Trust and shall provide the Division and the Company with a quarterly statement detailing all trust activity in connection with the Stock, including all deposits, withdrawals, and/or sales of the Stock and the Stock Rights and all trust expenses attributable to the Stock and the Stock Rights.

         (b) Trustee shall account separately for the Division Cash Account and shall provide the Division and the Company with a quarterly cash statement detailing the activity in the Division Cash Account, including all deposits and withdrawals, principal balance, income earned on, and expenses charged to the Division Cash Account.


                                  ARTICLE III.

                              FUNDS AND INVESTMENTS
                              ---------------------

         Section 3.1. SEPARATE FUNDS. In no event shall Trustee commingle the Funds with other assets of, or maintained by, Trustee.

         Section 3.2. INVESTMENT OF MONEYS. Subject to section 3.3, Trustee shall have the authority to invest and reinvest the moneys in this Trust (the "Cash Proceeds") in the following instruments: (a) bonds, notes, treasury bills, or other securities constituting direct obligations of, or fully guaranteed by, the United States of America (provided that such direct obligations or guarantees, as the case may be, are entitled to the full faith and credit of the United States of America); (b) bonds, notes, or other securities of the Federal National Mortgage Association, Federal Home Loan Mortgage Association, Federal Home Loan Bank Board, or other similar agencies of the United State which are of similar financial quality; (c) certificates of deposit of or money market accounts at any bank (I) organized under the laws of the United States of America and having offices in the State of Florida, or (ii) organized under the laws of the State of Florida (in either case having a combined capital and surplus of not less than $500,000,000 whose deposits are insured by the Federal Deposit Insurance Corporation (including the Trustee if otherwise qualified under this Section)); (d) if the interest rates available on certificates of deposit of or money market accounts at banks described in clause (b) of this section are lower than could be obtained if the Trustee invested such moneys with other financial institutions of comparable quality, certificates of deposit of or money market accounts at any domestic commercial bank, or non-domestic bank provided that such non-domestic commercial bank shall have offices in New York or Florida, having a combined capital and surplus of not less than $500,000,000; (e) commercial paper currently rated "Prime-1" or higher by Moody's Investors Service, Inc. or "A-l" or higher by Standard & Poor's Corporation or an equivalent investment grade rating by another nationally recognized securities rating agency; and (f) repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clauses (a), (b), (c) and (d). The Company will only instruct the Trustee to invest moneys held in the Funds in the foregoing investments. Trustee shall not be liable to the Division or the company for any losses suffered on the investment of the Cash Proceeds as a result of the Trustee's investment of such moneys as long as such investment has been in accordance with the provisions of this section.

         Section 3.3. DIRECTION BY COMPANY. Subject to section 3.2, the Company shall direct in writing the Trustee's investment and reinvestment of Cash Proceeds. In the event that the Trustee reasonably believes that a direction by the Company is inconsistent with section 3.2, the Trustee shall not follow such direction, and may invest such moneys in accordance with its standard practices using the investments specified in Section 3.2 hereof.


                                   ARTICLE IV.

                                     TRUSTEE

         Section 4.1. COMPENSATION TO TRUSTEE. Trustee shall receive compensation for its services in accepting this Trust Agreement. Such compensation shall be calculated in accordance with a separate agreement among Trustee, the Division, and the Company.

         Section 4.2. LIMITATION ON DUTIES. The Trustee undertakes to perform only such duties as are expressly set forth herein, and no implied duties or obligations shall be read into this Agreement against the Trustee.

         Section 4.3. RELIANCE. The Trustee may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. The Trustee shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in this Trust, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, moneys, instruments, securities, or other documents received by it as Trustee, and for the disposition of the same in accordance with the terms of this Agreement.

         Section 4.4. TRUSTEE'S RESPONSIBILITY TO MAKE ADVANCES OR INCUR PAY EXPENSES. Trustee shall have the right, but not the duty, to make any advances or incur or pay any reasonable and necessary expenses on account of this Trust Agreement or the Funds. If Trustee shall make any such advances or incur or pay any such expenses on account of this Trust Agreement or the Funds, or shall incur any expenses by reason of being a party to any litigation in connection with this Trust Agreement or the Funds, or if Trustee shall be compelled by an order of a court of competent jurisdiction to pay money on account of this Trust Agreement or the Funds, whether for breach of contract, injury under any law, or otherwise (PROVIDED, HOWEVER, Trustee shall not be individually liable in any manner under this Trust Agreement as set forth in Section 4.3 hereof), the Company, on demand by Trustee, shall pay to Trustee, with interest from the date Trustee made such advance or paid such money through the date of payment by the Company to Trustee at the rate of the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, the amount of all such expenses, including reasonable attorneys' fees, incurred by Trustee in said matters. Trustee shall have the right, but not the duty, to employ and consult with counsel of its own choice regarding this Trust Agreement and the Funds, and shall have full and complete authorization and protection for any action taken by it hereunder in good faith and in accordance with the opinion of such counsel; any and all reasonable costs and expenses incurred by Trustee by virtue of said employment and consultation shall be deemed to be an advance or expense made or incurred by Trustee under this Section 4.4 to be paid by the Company on demand. The Company further agrees to indemnify and hold Trustee harmless of and from any and all expenses, including, but not limited to, all reasonable costs and attorneys' fees, advances, payments, or liabilities incurred by it for any reason whatsoever as a result of this Trust Agreement, except those resulting from Trustee's gross negligence or willful misconduct. To the extent that the Company has failed to pay amounts due to the Trustee under this Trust Agreement, the Trustee may retain sufficient funds to pay itself for those amounts owed. Trustee shall not be obliged to convey, transfer, or otherwise deal with the Funds or any part of them or to follow any instructions of the Company unless and until all of the payments, advances, and expenses made or incurred or paid by Trustee on account of this Trust Agreement or the Funds shall have been paid, with interest, at the rate set forth herein.

                  Section 4.5. RESIGNATION OF TRUSTEE; SUCCESSOR TRUSTEE. Trustee may at any time resign as Trustee and from its duties under this Trust Agreement by giving at least thirty (30) days' prior written notice to both the Company and the Division, such resignation to be effective on the acceptance of appointment by a successor Trustee selected by the Company in consultation with the Division. In addition, the Company and the Division jointly may at any time remove Trustee with or without cause (and the Company may at any time remove Trustee as provided in Section 4.7(f)) by giving written notice to Trustee, such removal to be effective upon the acceptance of appointment by a successor
Trustee selected by the Company in consultation with the Division. If a successor Trustee shall not have been appointed with-in thirty (30) days of written notice of resignation or removal, Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor shall have been selected and appointed by the Company in consultation with the Division. Any successor Trustee shall be a trust company or bank (I) organized under the laws of the State of Florida or (ii) organized under the laws of the United States and having offices in the State of Florida (in either case having trust powers). Any successor Trustee shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, a copy of which shall also be delivered to the Company and the Division, and thereupon such successor Trustee, without further act, shall become bound by the terms of this Trust Agreement and be vested with all the estates, properties, rights, powers, duties, and trusts of the predecessor Trustee; and such predecessor Trustee shall duly assign, transfer, deliver, and pay over to such successor Trustee all moneys and other property then held by such predecessor Trustee. under this Trust Agreement, except that the Trustee may retain sufficient funds to pay itself for amounts owed to it hereunder. Prior to selecting any successor trustee, the Company shall inform the Division of its selection.

         Section 4.6. TRUSTEE'S RESPONSIBILITY WITH RESPECT TO LEGAL PROCEEDINGS. Subject to the provisions of Section 6.9 of this Trust Agreement, Trustee shall be under no duty to take any action, to pay any money, or to incur any expenses in regard to any legal proceeding involving this Trust Agreement or the Funds. If Trustee is served with process or notice of legal proceedings or of any other matters concerning this Trust Agreement or the Funds, the sole duty of Trustee shall be to forward the process or notice to the Company and the Division as provided herein. In such case, the Company may defend said action in the name of Trustee with counsel reasonably acceptable to Trustee; PROVIDED, HOWEVER, that if the Trustee determines that such counsel selected by the

Company has a conflict in representing the interests of the Company and the Trustee, the Trustee may represent its own interests; and PROVIDED FURTHER, that Trustee may at any time resign as such under this Trust Agreement (but only in accordance with the provisions of Section 4.5 hereof) or personally appear in said proceeding.

         Section 4.7. TAXES AND TAX RETURNS.
                      ---------------------

         (a) The Trustee shall obtain an employer identification number for the Restated, Amended and Consolidated Trust.

         (b) The Trustee, or an agent of the Trustee that is acceptable to the Company, shall be responsible for filing all appropriate federal, state, and local tax returns, including U.S. Form 1041, with respect to the Restated, Amended and Consolidated 14 Trust.

         (c) The Company, the Division and the Trustee shall cooperate, when necessary, with regard to the filing of tax returns and payment of taxes, if any.

         (d) To the extent that the Restated, Amended and Consolidated Trust is determined to have taxable income and any taxes thereon shall be due, Trustee shall pay out of the Division Cash Account any federal, state, and local taxes required to be paid, and any estimated tax liabilities, with respect to such taxable income.

         (e) In furtherance and not in limitation of Section 4.4, the Company further agrees to indemnify and hold Trustee harmless of and from any and all income taxes and associated costs, including, but not limited to, all reasonable attorneys' fees, advances, payments, or liabilities incurred by it as a result of any dispute with the Internal Revenue Service related to the Trustee's payment of the Trust's income taxes, except those resulting from Trustee's gross negligence or willful misconduct.

         (f) If the Company objects to the amount of the Tax Reserve, and if Trustee and the Company cannot thereafter mutually agree on the amount of such Reserve, the Company shall have the right to seek the removal of the Trustee pursuant to Section 4.5.

         Section 4.8. VOTING. In the event that a vote of the holders of the Stock is scheduled which requires approval of 50 percent or more of the outstanding Stock entitled to vote thereon under applicable law, Trustee shall vote or cause to be voted (by executing a proxy or otherwise) one-hundred percent (100%) of the Stock held in this Trust (the "Trust Stock") with the majority of the Stock voting that is not held in this Trust (the "Non-Trust Stock"); PROVIDED, HOWEVER, that if the scheduled vote does not so require approval of 50 percent or more of the outstanding Stock entitled to vote thereon, Trustee shall vote or cause to be voted (by executing a proxy or otherwise) the Trust Stock in the same proportions as the Non-Trust Stock is voted.


                                   ARTICLE V.

                                 DIVISION REVIEW
                                 ---------------

         Section 5.1. ANNUAL AUDIT. The company shall cause to be prepared, and shall provide to the Division and the Trustee, one audit per calendar year (the "Annual Audit") of the records related to this Agreement. Such Annual Audit shall be performed in accordance with a separate agreement between the Company and the Division for purposes of ensuring the Company's compliance with the terms and provisions of this Agreement.

         Section 5.2. AUDIT ADJUSTMENTS.
                      -----------------

         (a) If, as a result of any Annual Audit, the Division determines that the records reflect any inaccuracies requiring entry of an Audit Adjustment, including, without limitation, the disbursement of any amount that is inconsistent with any provision of the Agreement ("Ineligible Disbursement"), the Division shall give written notice thereof to the Company and the Trustee (a "Notice of Audit Adjustment").

         (b) If the Company disputes an asserted Audit Adjustment, it may submit the dispute to the Bankruptcy Court as provided in Section 6.8 and shall notify the Trustee of its doing so.

         (c) If the Company does not dispute an asserted Audit Adjustment, or if the Bankruptcy Court confirms a proposed Audit Adjustment over the Company's objection, (I) the Company will pay to the account in question the amount required to restore such account to where it would have been absent the Ineligible Disbursement

         Section 5.3. AGREEMENT BETWEEN TRUSTEE AND THE COMPANY. The Company shall provide a copy of the separate agreement between Trustee and the Company, and any amendments thereto, to the Division.

                                   ARTICLE VI.

                                  MISCELLANEOUS
                                  -------------

         Section 6.1. INQUIRIES. Written inquiries, legal and other notices, tax statements, and all other documents and writings received by Trustee and relating to this Trust Agreement or the Funds shall be sent and forwarded within a reasonable time after receipt by Trustee to the Division and the Company at the address set forth on the signature page hereto or as changed from time to time in writing.

         Section 6.2. LAW GOVERNING. This Trust Agreement shall be construed in accordance with, and governed by, the laws of the State of Florida.

         Section 6.3. NOTICES. All notices or other writings required or permitted to be given by either party to this Trust Agreement shall be in writing, and shall be (a) hand delivered, (b) sent by certified or registered mail, return receipt requested, or (c) sent by overnight courier service to the address set forth on the signature page hereof. Such notice shall be deemed to be given in the case of hand delivery or overnight courier, when received, and in the case of mailing by certified or registered mail, return receipt requested, five (5) days after said notice has been deposited in the United States Mail, postage prepaid. Any Party may change its address to which said notices are to be sent by giving notice of same to the other Parties in accordance with the provisions hereof.

         Section 6.4. NO OTHER BENEFICIARIES. This Trust Agreement is solely for the benefit of the Company, the Trustee, the Division, lot owners eligible for the lot exchange program, and their successors. No other person or persons shall have any rights or privileges under this Trust Agreement either as a third-party beneficiary or otherwise.

         Section 6.5. TERM.
                      ----

         (a) This Trust Agreement shall terminate upon the earlier of (I) full disbursement of the cash and other assets in this Trust; or (ii) receipt by the Trustee of a notice of revocation executed Jointly by the Company and the Division (or executed by (1) either the Company or the Division and (2) accompanied by order of the Court as described in subsection (b) of this Section 6.5), which notice shall direct the Trustee as to the disposition of the remaining assets. The Trust Agreement shall otherwise be irrevocable during its term.

         (b) In the event that either the Company or the Division shall desire to terminate this Agreement but is unable to secure the consent of the other to termination, pursuant to subsection (a) of this Section 6.5, the party desiring to terminate this Agreement shall submit a written request for consent to termination to the other Party (with a copy to the Trustee) by certified mail, return receipt requested (the "Termination Request"). Such request shall state conspicuously, and in bold-face type, that such request contains "Time-Sensitive" matters. The Party receiving the Termination Request shall notify the Party making such request of its response to the Termination Request within 30 days of the former's receipt of the Termination Request, which notice, in the event of disapproval of the Termination Request, shall specify the basis of such disapproval. In the event that the Party receiving the Termination Request does not consent thereto or fails to respond within the time period specified, the Party making such request may petition the Bankruptcy Court for an order finding that, notwithstanding the other party's lack of consent (or objection) to termination, the Trust should be terminated.

         Section 6.6. AMENDMENT.
                      ---------

         (a) With the prior written approval of the Division, which approval shall not be unreasonably withheld, the Company may at any time by written instrument delivered to Trustee amend this Trust Agreement; PROVIDED, HOWEVER, that any amendment which would increase the responsibilities of the Trustee shall require the consent of the Trustee. The Company shall furnish to Trustee the written form of said amendment as executed by the Company along with proper verification of the Division's prior written approval. Upon the execution of said amendment by Trustee, said amendment shall be considered to be an amendment to this Trust Agreement and shall be binding upon all parties hereto and upon any beneficiaries hereof. The Trustee shall not be obligated to execute any amendment hereof that it believes may result in it incurring liability or that would delete any protection or benefit to it provided hereunder.

         (b) In the event that the Division withholds approval of a proposed amendment, the Amendment shall not become effective until (1) the Company, the Division, and the Trustee agree in writing to such amendment, or (2) the Company obtains an order from a court of competent jurisdiction approving the amendment.

         Section 6.7. OTHER TERMS. The captions for the paragraphs contained herein are solely for the convenience of the Parties and do not, in themselves, have any legal significance. Time is of the essence in this Trust Agreement. In this Trust Agreement, the plural includes the singular and vice versa. This Trust Agreement constitutes the complete agreement between the Parties hereto and there are no representations, agreements, or understandings other than as set forth herein. This Trust Agreement may not be amended, changed, or modified except by a writing signed by the Division and the Company and in accordance with the procedures set forth in Section 6.6 hereof.

         Section 6.8. INTERPRETATION. If any of the Parties hereto shall be in disagreement about the interpretation of this Trust Agreement, or about the rights and obligations of or the propriety of any action contemplated by Trustee hereunder, any Party may (but need not), at its sole discretion, file a motion in the Bankruptcy Court to resolve said disagreement. Trustee shall be indemnified for all costs, including reasonable attorney's fees, in connection with the aforesaid motion, and shall be fully protected in suspending all or a part of its activities under this Trust Agreement until the Bankruptcy court resolves such disagreement. The Division and the Company shall each bear its own costs and expenses under this Agreement; provided, however, that if either seeks Bankruptcy Court intervention as a result of egregious conduct on the part of the other, the movant may seek to have the Bankruptcy Court assess attorneys' fees and costs against the party whose action necessitated such proceeding.

         Section 6.9. BANKRUPTCY COURT JURISDICTION. The Restated, Amended and Consolidated Trust Agreement and all assets of the trust created thereby, shall remain subject to subject to the continuing jurisdiction of the Bankruptcy Court pursuant to paragraph 3(f) of The Final Decree of GDC, IN RE GENERAL DEVELOPMENT CORPORATION, ET AL., Case No. 90-12231-BKC-AJC (Bankr. S.D. Fla. Mar. 15, 1995), and Trustee shall comply with the orders of the Bankruptcy Court. In the absence of an order of the Bankruptcy Court to the contrary, Trustee shall have no affirmative duty to seek further authority from the Bankruptcy Court to take any actions necessary under and pursuant to this Agreement.

         Section 6.10. INTEREST OF CERTAIN LENDERS. The Company and the Division acknowledge that the lenders (the "Lenders") under the Working Capital and Term Loan Agreement dated as of March 31, 1992 (the "Term Loan Agreement"), have an interest, and the note holders (the "Note Holders") under the Secured Floating Rate Note Agreement dated as of March 31, 1992 (the "Note Agreement"), have a subordinated interest in any distributions made to the Company pursuant to
Section 2.6 hereof, and the Company has informed the Trustee of the existence of such interests. If a default has occurred and is continuing under either the Term Loan Agreement or the Note Agreement (a "Default"), the Lenders' agent under the Term Loan Agreement (the "Lenders' Agent") or the Note Holders' agent under the Note Agreement (the "Note Holders' Agent"), as the case may be, may give the Trustee notice of such fact. From the Trustee's receipt of such notice until (a) informed otherwise by the Lenders' Agent or the Note Holders' Agent, as the case may be, or (b) ordered to do otherwise by a final order of a court of competent jurisdiction, any distributions pursuant to Section 2.6 hereof shall be made: (i) so long as any obligations are outstanding under the Term Loan Agreement, to the Lenders' Agent, and (ii) thereafter and so long as any obligations are outstanding under the Note Agreement, to the Note Holder's Agent. Providing notice to the Trustee of a Default shall be the sole responsibility of the Lenders' Agent and/or the Note Holders' Agent, and the Trustee shall have no obligation to determine whether there has been a Default prior to making any distributions under this Agreement.

         Section 6.11. ENTIRE AGREEMENT. This Trust Agreement, together with the Utility Lot Trust Agreement, constitutes the entire agreement between the Parties. This Trust Agreement, and the Utility Lot Trust Agreement, supersede any prior agreements or understandings, oral or written, with respect to the subject matter of this Trust Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Restated, Amended and Consolidated Trust Agreement as of the day and year first above written.


                                    ATLANTIC GULF COMMUNITIES CORPORATION


                                    By: /s/ THOMAS W. JEFFREY
                                       ----------------------------
                                            Thomas W. Jeffrey, Esq.
                                            Vice-President - CFO
                                            2601 South Bayshore Drive
                                            Miami, Florida 33133


                                    STATE OF FLORIDA, DEPARTMENT OF BUSINESS
                                    REGULATION, DIVISION OF FLORIDA LAND SALES,
                                    CONDOMINIUMS, AND MOBILE HOMES

                                    By: /s/ ROBERT H. ELLZEY, JR.
                                       ----------------------------
                                            Robert H. Ellzey, Jr.
                                            Director, Division of
                                              Florida Land Sales, Condominiums,
                                              and Mobile Homes
                                            725 South Bronough Street
                                            Tallahassee, Florida 32399


                                    FIRST UNION NATIONAL BANK OF FLORIDA,
                                    AS TRUSTEE

                                    By:
                                       ----------------------------
                                           Corporate Trust Department
                                           Fourteenth Floor
                                           200 South Biscayne Boulevard
                                           Miami, Florida 33131